Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-275869, 333-280724, 333-261768, and 333-288392) pertaining to the 2021 Omnibus Incentive Plan of Bakkt Holdings, Inc.
(2) Registration Statement (Form S-8 No. 333-286645) pertaining to the registration of an aggregate of 1,619,143 shares of Class A Common Stock to be granted in relation to the Inducement Grant of Bakkt Holdings, Inc.
(3) Registration Statement (Form S-8) pertaining to the registration of 2,000,000 shares of Class A Common Stock to be issued under the Bakkt Holdings, Inc. Option Award Agreement of our report dated March 19, 2025, except for the effects of the discontinued operations as discussed in Notes 3, 13, 18, 20 and 21, as to which the date is December 10, 2025, with respect to the consolidated financial statements of Bakkt Holdings, Inc. as of and for the year ended December 31, 2024, included in the Form 8-K dated December 10, 2025.

/s/ KPMG LLP

New York, New York,
December 10, 2025